UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 14, 2008, in accordance with the terms of a previous Order entered by the United States Court of Appeals for the Seventh Circuit (the "Court"), AMERIGROUP Corporation (the "Company"), its former wholly-owned subsidiary, AMERIGROUP Illinois, Inc., the United States of America, the State of Illinois, and the Relator, Cleveland A. Tyson, filed a joint status report with the Court regarding settlement proceedings in connection with the Company’s appeal of the judgment in United States of America and the State of Illinois, ex rel. Cleveland A. Tyson v. AMERIGROUP Illinois, Inc., U.S. District Court for the Northern District of Illinois, Eastern Division, Case No. 02-C-6074 (the "Qui Tam Litigation").

The report provides that (i) the parties have met repeatedly under the auspices of the Court’s Settlement Conference Program and have reached agreement as to many issues, but that some material issues remain the subject of disagreement, (ii) the parties believe that further good faith efforts could resolve the outstanding issues and (iii) the parties request that the Court afford an additional thirty days to determine whether a settlement can be finalized or whether the parties will proceed with the appeal. The report further provides that if a final settlement is not reached by August 13, 2008, the parties jointly request that the appeal be re-calendared for oral argument.

Additional information regarding the Qui Tam Litigation can be found under the heading "Legal Proceedings" in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission (the "SEC") on April 29, 2008 and in the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

July 15, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary